UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2020, MGP Ingredients, Inc. (the “Company”) entered into a new credit agreement with the lenders named therein, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender (the “Credit Agreement”). The Credit Agreement replaces the Company’s existing credit agreement between the Company and Wells Fargo dated August 23, 2017, as amended (the “Existing Credit Agreement”).

The Credit Agreement provides for a $300 million revolving credit facility. The Company may increase the facility from time to time by an aggregate principal amount of up to $100 million provided certain conditions are satisfied and at the discretion of the lenders. The Credit Agreement matures on February 14, 2025.

The interest rate for the Credit Agreement will equal either LIBOR plus an applicable margin or an alternate base rate (which will be the highest of the Wells Fargo prime rate, the 30 day LIBOR (resetting daily) plus 1.00%, and the Federal Funds rate plus 0.50%) plus the applicable margin. The applicable margin ranges from 1.00% to 2.00% for LIBOR rate loans and 0.00% to 1.00% for alternate base rate loans, depending on the Company’s leverage ratio determined as of the last day of the immediately preceding fiscal quarter. The Company has agreed to pay certain fees with respect to the new credit facility, including an unused commitment fee.

The Credit Agreement includes customary covenants restricting, among other things, the Company’s ability to incur additional indebtedness and liens, limiting asset transfers and limiting loans, advances and other investments. The Credit Agreement requires the Company to maintain a Consolidated Leverage Ratio (defined in the Credit Agreement as the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) of no more than 3.50 to 1 (subject to an "acquisition holiday" provision that allows, subject to certain restrictions, the maximum Consolidated Leverage Ratio to increase to 4.00 to 1.00 during the fiscal quarter in which certain permitted acquisitions by the Company occur and each of the following three fiscal quarters), and to maintain a Consolidated Fixed Charge Coverage Ratio (the ratio of (a) the remainder of (i) Consolidated EBITDA minus (ii) dividends and distributions to shareholders minus (iii) income taxes, minus (iv) certain capital expenditures, minus (v) certain limited share repurchases, to (b) Consolidated Fixed Charges) of at least 1.25 to 1. The Credit Agreement includes customary representations, warranties, affirmative covenants and events of default.

The Credit Agreement is secured by a lien on substantially all of the assets of the Company and its subsidiaries and is guaranteed by the Company’s material subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Company’s entry into the Credit Agreement, on February 14, 2020, the Company entered into an amendment to the Note Purchase and Private Shelf Agreement, dated as of August 23, 2017, made by the Company, as issuer, and PGIM, Inc. and certain of its affiliates, as purchasers (the “Private Shelf Amendment”) in order to permit the Company’s use of the revolving credit facility (and any increases thereto) pursuant to the Credit Agreement and to make conforming amendments to certain financial and other covenants.

The foregoing description of the Private Shelf Amendment does not purport to be complete and is qualified in its entirety by reference to the Private Shelf Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On February 14, 2020, the Company repaid in full all amounts due under the Existing Credit Agreement. Upon such repayment, the Existing Credit Agreement was terminated, although certain related security documents were amended and restated to secure the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, the Company established the MGP Ingredients, Inc. Executive Severance Plan (the “Plan”). The Plan provides the Company’s executive officers the opportunity to receive severance benefits in the event of certain terminations of employment, with the purpose to attract and retain qualified executives. Pursuant to the Plan, upon a qualifying termination (generally, a termination by the Company without cause or a termination by the participant for good reason (each as defined in the Plan)) then the participant would receive severance in an amount equal to an applicable severance multiplier (one for any participant who is not the chief executive officer and two for any participant who is the chief executive officer) times the participant’s base salary in effect immediately prior to the date of the termination. In addition, participants would receive a prorated annual bonus based on the Company’s actual performance in the year in which termination occurs. Participants are eligible for reimbursement for certain COBRA premiums for a limited period of time. The Plan does not affect the terms of any outstanding equity awards. Any severance benefits payable to a participant under the Plan would be reduced by any severance benefits to which the participant would otherwise be entitled under any other severance policy or plan, including any agreement between a participant and the Company (unless the plan or agreement expressly provides for severance benefits to be in addition to those provided under the Plan). The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1*	Credit Agreement with Wells Fargo Bank, National Association, dated February 14, 2020

10.2*	Amendment to Note Purchase and Private Shelf Agreement between MGP Ingredients, Inc., PGIM, Inc., and certain purchasers affiliated with PGIM, inc., dated February 14, 2020

10.3*	MGP Ingredients, Inc. Executive Severance Plan dated February 12, 2020

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      MGP INGREDIENTS, INC.

Date: February 18, 2020	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer